Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 12, 2014 (except Note 18(C), as to which the date is September 15, 2014), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-198377) and related Prospectus of Civitas Therapeutics, Inc. dated September 15, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 15, 2014